BY-LAWS
                                       of
                                 E/S CORPORATION

                                   ARTICLE I.
                                   ---------

                                  SHAREHOLDERS
                                  ------------

Section  1.1  Annual  Meeting.
-----------------------------

     The annual meeting of the shareholders of the Corporation shall be held on the first Wednesday in October of each year (or if said day be a legal holiday, then on the next succeeding day not a holiday) at 10:00 a.m., for the purpose of electing direc-tors and for the transaction of such other business as may properly be brought before the meeting.

Section  1.2  Special  Meeting.
------------------------------

     Special meetings of the shareholders may be held upon call of the Board of Directors or of the President or a Vice Presi-dent, and shall be called by the President or a Vice President upon the request of the holders of ten percent (10%) of the outstanding stock entitled to vote.

Section  1.3  Place  of  Meeting.
--------------------------------

     All meetings of shareholders of the Corporation shall be held at its principal business location or at such other place as may be specified by the Board of Directors.

Section  1.4  Notice  of  Meeting.
---------------------------------

     Notice of the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered personally,, or mailed, not -legs-than ten days nor more than fifty days before the date of the meeting to each shareholder of record entitled to vote, at his post office address appearing upon the stock transfer books of the Corporation. Meetings may be held without notice if all shareholders entitled to vote are present or represented by proxy or if notice is waived by those not present or so represented.

Section  1.5  Quorum.
--------------------

     The holders of record of a majority of the shares of the capital stock of the Corporation, issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at all meetings of the shareholders; if there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time until a quorum is present.

Section  1.6  Organization  of  Meetings.
----------------------------------------

     Meetings of the shareholders shall be presided over by the President, but if neither the President nor a Vice President is present, by a Chairman to be chosen at the meeting. The Secre-tary of the Corporation shall act as Secretary of the meeting, if present.

Section  1.7  Shareholders,  Action  Without  a  Meeting.
--------------------------------------------------------

     Any action which may be taken at a meeting of the sharehold-ers may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE II.
                                   ----------

                                    DIRECTORS
                                    ---------


Section  2.1  Number,  Quorum,  Term.  Vacancies,  Removal.
----------------------------------------------------------

     The business and affairs of the Corporation shall be managed by a Board of three (3) Directors, who need not be shareholders of the Corporation. A majority of the members of the Board of Directors then holding office shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of those present -may adjourn the meeting from time to time until a quorum shall have been obtained.

     Directors shall hold office until the next annual election of directors and until their successors shall have been elected and qualified.

     Whenever any vacancy shall have occurred in the Board of Directors by reason of death, resignation, increase in the number of directors, or otherwise, it shall be filled by a vote of the majority of the remaining directors, though less than a quorum, and the director so chosen shall hold office for the unexpired term of this predecessor in office. In the case of an increase of the number of directors, a person chosen by the Board to fill such vacancy shall hold office until the next election of direc-tor by the shareholders.


     The shareholders at any meeting called for that purpose may, by a majority vote of all the outstanding stock entitled to vote thereon, remove any director and fill the vacancy in the Board thus caused.

Section  2.2  Meetings;  Notice.
-------------------------------

     Meetings of the Board of Directors shall be held at the principal office of the Corporation or at such place within or without the State of Washington, as may from time to time be fixed by resolution of the Board, or as may be specified in the call of any meeting. Regular meetings of the Board of Directors shall be held at such times as may be fixed by resolution of the board, and special meetings may be held at any time upon the call of two directors, or of the President or any Vice President by oral, telegraphic or written notice, duly served upon or mailed to each director not less than two days before such meeting. A meeting of the Board may be held without notice immediately after the annual meeting of shareholders at the same place at which such meeting was held. Notice need not be given of regular meetings of the Board held at time fixed by resolution of the Board. Meetings may be held at any time without notice if all the directors are present, or if those not present waive notice of the meeting in writing.

Section  2.3  Committees.
------------------------

     The Board of Directors may, in its discretion, by resolution passed by a majority of the whole Board, appoint various commit-tees, including an Executive Committee, which shall have and may exercise such powers as shall be conferred or authorized by the -resolution appointing such committee. A majority of any such committee, composed of more than two members, may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board shall have the power at any time to change the members of any such committee to fill vacancies, and to discharge any such committee.

Section  2.4  Action  by  Consent.
---------------------------------
Any such action which might be taken at a meeting of the direc-tors, or of a committee, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall be filed in the Corporation minute book, or with the records of the committee so acting.

                                  ARTICLE III.
                                  -----------

                                    OFFICERS
                                    --------

Section  3.1  Election  or  Appointment.
---------------------------------------

     The Board of Directors, as soon as may be after the election of directors held in each year, shall elect a President, a Secretary and a Treasurer, and from time to time may appoint a Chairman of the Board, one or more Vice Presidents and such Assistant Secretaries, Assistant Treasurers and other officers as it may deem proper. The offices of Secretary and Treasurer may be held by the same person, and any Vice President of the Corpo-ration may also be the Secretary and/or Treasurer or an Assistant Treasurer. Unless otherwise required by law, no officer need be a stockholder of the Corporation or a member of the Board of Directors.

Section  3.2  Term.
------------------

     The term of office of all officers shall be one year, or until their respective successors are elected. Any officer may be removed from office at any time by the affirmative vote of a majority of the Directors. The vacancy so created may be filled by the Board of Directors.

3.3  Powers.
-----------

     The officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices and in addition such powers and duties as from time to time may be conferred by the Board of Directors.

                                   ARTICLE IV.
                                   ----------

                        INDEMNITY OF DIRECTORS, OFFICERS
                        --------------------------------
                                AND OTHER PERSONS
                                -----------------

Section  4.1
------------

     The Corporation shall, and does hereby, indemnify each person (and his heirs, executors, administrators, or other legal representative) who is, or shall have been a director or officer of this Corporation, or any person who is serving, or shall have served, at the request of this Corporation, as a director or officer of another corporation, in which it owns shares of capital stock or of which it is a creditor, against all liabili-ties and expenses (including judgment, fines, penalties and attorneys' fees) reasonably incurred by any such director, officer or person in connection with or arising out of, any action, suit or proceeding in which any such director, officer or person may be a party defendant or with which he may be threat-ened or otherwise involved, directly or indirectly, by reason of his being or having been a director or officer of this Corpora-tion or such other corporation, except in relation to matters as to which any such director, officer or person shall be finally adjudged in such action, suit or proceeding to have been liable for misconduct or negligence in the performance of his duty as such director or officer; provided, however, that with respect to liabilities or expenses imposed upon or incurred by any such director, officer or person in connection with any criminal action or proceeding, even though such director, officer or person shall not be finally adjudged to have been liable for negligence or misconduct in the performance of his duty as such director or officer, indemnity shall not be made unless this Corporation shall have received an opinion of independent counsel to the effect that such director, officer or person acted in good faith, for a purpose which he reasonably believed would be in the best interests of this Corporation and had no reasonable cause to believe that his conduct was unlawful.

Section  4.2
------------

     The indemnification provided for in this article shall also apply to all amounts paid in compromise of settlement (other than amounts paid to this Corporation or such other corporation), and all expenses (including attorneys'
fees) reasonably incurred in connection therewith (irrespective of whether a judgment by consent shall have been entered); provided that prior to such indemnification the Corporation shall have received an opinion of independent counsel to the effect that the director, officer or person making such compromise or settlement was not liable for misconduct or negligence in the performance of his duty as such director or officer in connection with the matter or matters out of which such compromise or settlement arose.

Section  4.3
------------

     Upon  request  therefore  by  any director, officer or person enumerated in
Section 4.1 of this article, the Corporation may from time to time if authorized by the directors, prior to final adjudication or compromise or settlement of the matter or matters as to which indemnification is claimed, advance to such director, officer or person all expenses imposed upon or incurred by him to date of such request if this Corporation shall have received substantially concurrent with any such request an opinion of independent counsel to the effect that it is probable that upon the termination of the action, suit or proceeding or threatened action, suit or proceeding as to which such reimbursement is sought, such director, officer or person will be entitled to indemnity under this article in respect to such advances and that such advances may properly be made by this Corporation. Any advance made pursuant to this Section 4.3 shall be made on the condition that the director, officer, or person receiving such advance will repay to this Corporation any amounts so advanced if this Corporation does not receive substantially concurrently with the termination of the matter or matters as to which such ad-vances were made an opinion of independent counsel to the effect that such director, officer or person is entitled to indemnifica-tion under this article.

Section  4.4
------------

     The foregoing rights of indemnification shall not be exclu-sive of other rights to which any director, officer or person is entitled under any agreement, vote of stockholders or statute, or as a matter of law or otherwise; and the provisions of this article shall be severable, and if any provision thereof shall for any reason be determined invalid or ineffective, the remain-ing provisions shall not be thereby affected.

                                   ARTICLE V.
                                   ---------

                              CERTIFICATES OF STOCK
                              ---------------------

Section  5.1  Transfer;  Execution.
----------------------------------

     The interest of each shareholder of the Corporation shall be evidenced by a certificate for a share or shares of stock in such form as the Board of Directors may from time to time prescribe.

The shares of stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares of the same class with an assign-ment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signa-tures as the Corporation or its agents may reasonable require.

     Stock certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary, and may be countersigned and/or registered if the Board of Directors by resolution so requires.
Section  5.2  Closing  Books;  Record  Date.
-------------------------------------------

     The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding fifty days preceding the date of any meeting of shareholders or the date for a payment of any dividend or the date for the allot-ment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, howev-er, that in lieu of closing the stock transfer books as afore-said, the Board of Directors may f ix in advance a date not exceeding fifty days preceding the date of any meeting of share-holders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or to any allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meetings, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

     If the stock transfer book shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a -meeting of shareholders, such book shall be closed for at least ten (10) days immediately preceding such meeting. In the event of the fixing of a record date in the case of a meeting of shareholders, such date shall not be less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

                                   ARTICLE VI.
                                   ----------

                               CHECKS, NOTES, ETC.
                               ------------------

Section  6.1
------------

     All checks and drafts on the Corporation's bank account and all bills of exchange and promissory notes, and all acceptance of obligations and other instruments for the payment of money, shall be signed by such officer or officers, agent or agents as shall be authorized from time to time by the Board of Directors.

                                  ARTICLE VII.
                                  -----------

                                   FISCAL YEAR
                                   -----------

Section  7.1
------------

The  fiscal  year  shall  be  fixed  by  the  Board  of  Directors.


                                  ARTICLE VIII.
                                  ------------

                                   AMENDMENTS
                                   ----------

Section  8.1
------------

     The By-Laws of the Corporation may be amended or repealed by the Directors, subject to any provisions of law limiting such power. The By-Laws may also be amended or repealed by the shareholders.

                                   ARTICLE IX.
                                   ----------

                                CORPORATION SEAL
                                ----------------

Section  9.1
------------

     The Corporation shall have a common seal which shall be circular in form. The seal impressed on the margin hereof shall be the initial seal of this Corporation.